EXHIBIT 3.1

                             ARTICLES OF AMENDMENT




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Deliver paper documents to:                            SECRETARY OF STATE
Colorado Secretary of State                            10-22-2004  16:15:29
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                              ARTICLES OF AMENDMENT
    filed pursuant to Section 7-90-301, et seq. and Section 7-110-106 of the
                       Colorado Revised Statutes (C.R.S.)

ID number:                          19991237368

1. Entity name:

                           Galaxy Energy Corporation
                       ---------------------------------------------------------
                        (IF CHANGING THE NAME OF THE CORPORATION, INDICATE NAME
                         BEFORE THE NAME CHANGE)

2.  New Entity name:
   (if applicable)

                       ---------------------------------------------------------

3. Use of Restricted Words (IF ANY OF
   THESE TERMS ARE CONTAINED IN AN ENTITY
   NAME, TRUE NAME OF AN ENTITY, TRADE
   NAME OR TRADEMARK STATED IN THIS DOCUMENT,
   MAKE THE APPLICABLE SELECTION): []"bank" or "trust" or any derivative thereof
                                   [] "credit union" []"savings and loan"
                                   [] "insurance", "casualty", "mutual", or
                                      "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as
   amended is less than perpetual,
   state the date on which the period of
   duration expires:
                                             ----------------------------
                                                     (MM/DD/YYYY)

         OR

   If the corporation's period of duration as amended is perpetual, mark this box: [X]

7. (OPTIONAL) Delayed effective date:
                                      ---------------------------
                                            (MM/DD/YYYY)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic

                                                                  Rev. 7/13/2004
                                                                          1 of 2



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statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
                             MATSUKAGE        FAY
                             ---------------------------------------------------
                              (LAST)       (FIRST)            (MIDDLE) (SUFFIX)

                             455 SHERMAN STREET, SUITE 500
                             ---------------------------------------------------
                             (STREET NAME AND NUMBER OR POST OFFICE INFORMATION)

                             ---------------------------------------------------

                             DENVER                    CO           80203
                             ---------------------------------------------------
                             (CITY)                 (STATE)   (POSTAL/ZIP CODE)

                             --------------------------------------------------
                             (Province - if applicable)   (Country - if not US)

(THE DOCUMENT NEED NOT STATE THE TRUE NAME AND ADDRESS OF MORE THAN ONE INDIVIDUAL. HOWEVER, IF YOU WISH TO STATE THE NAME AND ADDRESS OF ANY ADDITIONAL INDIVIDUALS CAUSING THE DOCUMENT TO BE DELIVERED FOR FILING, MARK THIS BOX [ ] AND INCLUDE AN ATTACHMENT STATING THE NAME AND ADDRESS OF SUCH INDIVIDUALS.)

DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.


                                                                  Rev. 7/13/2004
                                                                          2 of 2



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Attachment to Articles of Amendment
Galaxy Energy Corporation

The fourth article is amended to state as follows:

         FOURTH: (a) The aggregate number of shares which the corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of common stock, $.001 par value, and Twenty-Five Million (25,000,000) shares of preferred stock, $.001 par value. These preferred shares may be issued in one or more series at the discretion of the Board of Directors.

                 (b) Each shareholder of record shall have one vote for each share of common stock standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                 (c) No shareholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock, or for other securities of any class, or for rights, warrants, options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                 (d) The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.